PATENTS LICENSE AGREEMENT

made by and between

HPIL HOLDING

and

HPIL HEALTHCARE INC.

February 22, 2013

PATENTS LICENSE AGREEMENT

     THIS AGREEMENT is made this 22nd day of February 2013 ( Effective Date ) by and between HPIL HOLDING, a Nevada (USA) corporation ( Licensor ) and HPIL HEALTHCARE INC., Nevada (USA) corporation ( Licensee ).

RECITALS

     WHEREAS, Licensor is the owner of certain patents relating to certain Massage Vibrator for the Relief of Aches and Pain (the Patents ). Exhibit A contains a complete and accurate description of the Patents; and

     WHEREAS, Licensee is focused on investing in both private and public companies in the healthcare business sector. Licensee does not restrict its potential candidate target companies to any specific geographical location and thus acquires various types of business s in the healthcare sector. Licensee is active with the acquisitions of intellectual properties and technologies in the healthcare sector; and

     WHEREAS, Licensor is a US Public and SEC reporting company; and Licensee is a wholly owned subsidiary of Licensor; and

     WHEREAS, Licensee desires to obtain from Licensor a license to certain Licensed Patents (each defined herein below) in order for Licensee to make, use and sell the Licensed Products; and

     WHEREAS, Licensor is willing to grant Licensee a license pursuant to the following mutually-agreed terms and conditions.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Definitions. As used in this Agreement the following terms shall have the following meanings:

     a) Licensed Patents shall mean the unexpired patents, utility models, and applications identified on Exhibit A, and any other United States and foreign patents, utility models, and applications hereafter developed by Licensor and which are added to Exhibit A by agreement of the parties.

     b) Licensed Product(s) shall mean the Massage Vibrator for the Relief of Aches and Pain which is covered, in whole or in part, by the Licensed Patents identified on Exhibit A, and all modified, improved and derivative versions thereof manufactured by Licensee after the Effective Date.

c) Territory shall mean all countries listed in the Exhibit A.

All other capitalized terms not defined hereinabove shall have those meanings ascribed them by the context or the reference in the sentence in which such term occurs.

2	.	Grant	of	License.	Licensor	hereby	grants	to	Licensee	an	exclusive,	non-

transferrable license to use the Licensed Patents in order to make, use, or sell the Licensed Products

PATENTS LICENSE AGREEMENT

throughout the Territory during the Term hereof. For the avoidance of doubt, this license may not be assigned or sublicensed, in whole or in part, without the written consent of the Licensor.

     3. Ownership; Improvements. Licensee acknowledges and agrees that Licensor is the exclusive owner of all Licensed Patents licensed herein and nothing herein shall be construed as an assignment or grant of any other right other than the right to use the Licensed Patents as specifically provided by this Agreement. Any improvements, enhancements, or modifications to the Licensed Products (collectively Improvements ) whether made by Licensee or Licensor shall be owned by Licensor. In the event Licensee shall make or conceive any and all Improvements to the Licensed Products during the Term, such Improvements shall be immediately and fully communicated to Licensor and Licensee shall have the exclusive right to make, use, or sell the Licensed Products with such Improvements under the terms of this Agreement without payment of any added fees other than that which is otherwise provided for in Paragraph 5 of this Agreement.

	4	.	Licensee s Obligations. Licensee, for the Term of this Agreement, agrees that it will:

			a)	use best efforts to promote, market and sell minimum three (3) million
Licensed Products throughout the Territory by December 31, 2020; and

			b)	manufacture the Licensed Products in accordance with the Licensed Patents using the highest degree of skill in the industry; and

			c)	provide Licensor with samples of the Licensed Products and access to
Licensee s facility to insure the Licensed Patents are being used correctly and manufacture the Licensed Products in accordance with minimum quality standards; and

     d) Provide prompt written notice to Licensor of any customer complaints, product liability claims, or claims that the Licensed Patents licensed herein infringe the rights of a third party.

5.	License Fees/Payment.
a) Fees. In consideration of the grant of the licenses set forth hereinabove,
Licensee	shall pay Licensor a license fee equal to Two Dollar ($2) for Licensed Products sold

( License Fee ).

     b) Revenue Reports. Licensee shall provide to Licensor reports of all revenues generated from the sale of the Licensed Products on a calendar annual basis ( Revenue Reports ). The Revenue Reports shall be due no later than thirty (30) days from the end of each calendar year (December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019, December 31, 2020) and will contain details concerning, at a minimum, the name, address and contact information for each customer; the quantity, size, and type of Licensed Products sold to each customer and the corresponding sales price, and such other information as Licensor shall reasonably require. Each Revenue Report shall contain a financial accounting of the License Fee due to Licensor.

c)	Payments.	Upon	receipt	of	each	of	the	Revenue	Reports	set	forth	in

subsection (b) above, Licensor shall issue an invoice to Licensee for the License Fees due

PATENTS LICENSE AGREEMENT

and Licensee shall pay such invoice within one hundred and twenty (120) days. All payments shall be made in U.S. dollars. For payments due to Licensor for sales in foreign venues, such payments will be made in U.S. dollars converted from a particular foreign currency according to the exchange rate published in the Wall Street Journal on the last day of the calendar year in which the sale were made (e.g., December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019, December 31, 2020).

     d) Recordkeeping/Audit. At all times during the Term of this Agreement, and for at least five (5) years after the termination or expiration of this Agreement, Licensee shall maintain complete and accurate records with respect to its activities and all revenues received pursuant to its activities under this Agreement. Such records shall include a complete list of the customer s name, address, and primary contact, and all data needed for verification of the amounts to be paid to Licensor under this Agreement. Licensor shall have the right during normal business hours to inspect Licensee s facilities and audit Licensee s records relating to Licensee s activities hereunder in order to verify that Licensee has paid the correct amounts owed to Licensor under this Agreement and otherwise complied with the terms of this Agreement. In the event any underpayment greater than 5% of the license fees already received is revealed in the course of the audit, then Licensee shall promptly pay for the cost of the audit during which the error was discovered as well as the relevant shortfall.

6.	Confidential Information.
a) Each party agrees not to disclose any Confidential Information it receives
from	a disclosing party without the prior written consent of the party making the disclosure.

The term Confidential Information as used herein means all information, data and experience, whether of a technical, engineering, operational or economic nature, obtained by either party from the other, relating to this Agreement, and may include, without limitation, information relating to the disclosing party s research and development, marketing plans or techniques, client lists and any scientific or technical information, design, process, procedure, formula or know-how (whether or not patentable), financial data, and employee information. The foregoing restrictions as to disclosure and use of Confidential Information shall not apply: (a) to any information which is now part of the public domain or which hereafter becomes part of the public domain through no fault of the receiving party; or (b) to any information which was in the receiving party s possession at the time of receipt from the disclosing party as may be demonstrated by prior written record; or (c) to any information which subsequently comes into the receiving party s possession and was not acquired by the receiving party directly or indirectly from (i) the disclosing party; (ii) sources under obligation of secrecy to the disclosing party; or (iii) sources which require the receiving party to hold it in confidence; or (d) to any information which is independently developed by an employee or agent of the receiving party without knowledge of the disclosing party s Confidential Information as may be demonstrated by prior written record; or (e) to any disclosure of Confidential Information made in response to a valid order of a court or other governmental body provided, however, that before making disclosure pursuant to such order, the party subject thereto shall have given notice in writing to the other party and the party whose Confidential Information is to be disclosed shall have a reasonable opportunity to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purpose for which the order was issued.

PATENTS LICENSE AGREEMENT

     b) Return of Confidential Information. Upon termination of this Agreement, each party shall return all Confidential Information and all copies thereof to the other party, and each party shall furnish such party with a certificate in writing stating that it has fully complied with the obligations under this Section.

7. Representations and Warranties. Licensor warrants and represents as of the

Effective Date of this Agreement that Licensor is the owner or licensee of all right, title, and interest in and to the Licensed Patents, and that it has the right to enter into this Agreement, to the best of Licensor s knowledge, the Licensed Patents do not infringe upon the intellectual property rights of a third party, and that there are no other intellectual property rights owned or controlled by it, needed or required for Licensee, for the full use and enjoyment of the rights licensed herein. EXCEPT AS SET FORTH HEREINABOVE, LICENSOR MAKES NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, REGARDING THE LICENSED PATENTS OR USE

THEREOF	INCLUDING,	BUT	NOT	LIMITED	TO	ANY	WARRANTIES	OF
MERCHANTABILITY, OR OF FITNESS FOR A PARTICULAR PURPOSE.

     8. Indemnification. Licensor will indemnify, defend and hold Licensee, its shareholders, directors, officers, employees, agents, successors and assigns harmless from any and all losses, costs, liabilities, damages, claims and expenses of every kind and nature, including reasonable attorneys fees (collectively, Claims ) resulting from a breach of any of its representations or warranties made under this Agreement. Licensee will indemnify, defend, and hold Licensor, its shareholders, directors, officers, employees, agents, successors, and assigns harmless from and against any and all Claims arising out of or resulting from (i) the failure to comply with any of its obligations, representations or warranties under this Agreement or (ii) the manufacture, sale, or use of the Licensed Products. The indemnifying party ( Indemnifying Party ) agrees to give the indemnified party ( Indemnified Party ) prompt notice of any such Claims that come to its attention and the Indemnifying Party has the right and obligation, at its sole expense, to investigate and defend (with counsel of its own choosing) such allegations and Claims and shall be solely responsible for paying attorneys fees, satisfying any monetary judgments awarded, or satisfying any settlements entered in to as a result of such Claims. The Indemnified Party may, at its sole election, participate in any such defense at its own expense. In any such events, the Indemnified Party agrees to keep the Indemnifying Party fully informed regarding such Claims.

9.	Term and Termination.
a) Term. The term ( Term ) of this Agreement will commence on the Effective
Date	hereof and continue for the life of Licensed Patent last to expire, or until terminated as provided hereinbelow.

     b) Termination for Breach. Licensor may terminate this Agreement effective immediately upon notice to Licensee if: (a) Licensee fails to pay any portion of the License Fees due under this Agreement within ten (10) days after receiving written notice from Licensor that such payment is due or (b) Licensee breaches any other provision of this Agreement, any other agreement with Licensor, or does not cure such breach within thirty (30) days after receiving written notice thereof.

     c) Termination upon Bankruptcy or Sale of the Business. Either party may terminate this Agreement upon written notice to the other in the event: (a) a petition or action is filed or taken by or against the other party under any insolvency or bankruptcy law

PATENTS LICENSE AGREEMENT

that is not dismissed within sixty (60) days, (b) a receiver is appointed over the other party's assets, (c) the other party makes an assignment for the benefit of its creditors, (d) the other party ceases to function as a going concern, or (e) the other party shall sell all or substantially all of the assets of its business.

10.	Miscellaneous.
a) Export Compliance. The following restrictions shall apply to all Licensed
Patents	and other information and assistance furnished or disclosed to Licensee by Licensor

(herein called technical data and technical assistance , respectively). In connection with the disclosure, delivery, or export of technical data or technical assistance by Licensor to Licensee, Licensee shall comply, and shall cause its corporate entities and subcontractors at all tiers to comply with any export restrictions imposed by any governmental agency of the United States of America, including without limitation the provisions of the Export Administration Act of 1979 (50 USC 2401-2420) and the Export Administration Regulations (15 CFR 768-799) promulgated thereunder; and the Foreign Corrupt Practices Act. Licensee shall indemnify and hold Licensor harmless to the full extent of any loss, damage, or expense, including lost profit, attorney s fees and court costs, for any failure or alleged failure of Licensee to comply with the above referenced laws and regulations. In addition, the Licensee shall obtain Licensor s permission in writing before any technical data or proprietary information of Licensor is provided to any non-US subcontractor other non-US person, including without limitation any non-US affiliate of the Licensee.

b)	Independent	Contractors.	The	parties	are	Independent	Contractors.

Nothing in this Agreement shall be construed to create a partnership, joint venture or agency or any form of fiduciary relationship. Except as otherwise expressly authorized by this Agreement, neither party shall make any express or implied agreements, warranties or guarantees or representations or incur any debt in the name of or on behalf of the other party, or take any actions or make any statements that indicate that the relationship between the parties is other than that of Independent Contractors.

c)	Severability	and	Construction.	Except	as	expressly	provided	to	the

contrary herein, each provision of this Agreement shall be considered severable; and if, for any reason, any provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other provisions of this Agreement as may remain otherwise enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto and the invalid provision shall be deemed not to be a part of this Agreement. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any other person or legal entity any rights or remedies under or by reason of this Agreement.

     d) Entire Agreement. This Agreement constitutes the complete agreement between the parties concerning the subject matter of the Agreement and supersedes and replaces all prior agreements between the parties, written or oral, concerning the subject matter hereof and no other representations have induced either party to execute the Agreement. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by a principal officer or authorized executive of both parties.

PATENTS LICENSE AGREEMENT

     e) Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject thereto, this Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

     f) Notices. Any notices required to be given hereunder to either party shall be given in writing by (a) personal delivery, certified mail, return receipt requested, or (b) facsimile transmission with a copy by first class mail directed to the other party at the respective addresses set forth above or at such other address as the parties shall have previously designated by notice given in accordance with this Section. All written notices shall be deemed delivered on the date of personal delivery, three days after having been placed in the U.S. mails or the next business day if given by facsimile transmission:

If to Licensor:

HPIL HOLDING

Attn: Nitin Amersey, CFO, Corporate Secretary and Treasurer 7075 Gratiot Road, Suite One Saginaw, Michigan 48609 United States of America Facsimile No.: 001-248-750-1016

with a copy (which shall not constitute notice) to the following e-mail address: info@hpilholding.com

If to Licensee:

HPIL HEALTHCARE INC.

Attn: Louis Bertoli, President and CEO 7075 Gratiot Road, Suite One Saginaw, Michigan 48609 United States of America Facsimile No.: 001-248-750-1016

with a copy (which shall not constitute notice) to the following e-mail address: info@hpilhealthcare.com

     g) Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of the Agreement or any part thereof, or the right of the party to thereafter enforce each and every such provision.

     h) Applicable Law. The Agreement shall be interpreted and construed under the laws of the State of Nevada, United States of America, without regard to its conflict of law principles. This Agreement may be enforced only in state or federal courts located in Nevada. The parties agree that such courts shall have venue and exclusive subject matter and

PATENTS LICENSE AGREEMENT

personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

HPIL	HOLDING, a Nevada	(USA)	HPIL	HEALTHCARE INC., a	Nevada
corporation ( Licensor )			(USA) corporation ( Licensee )
	s/Nitin Amersey			s/Louis Bertoli
By:	Nitin Amersey		By:	Louis Bertoli
Its:	CFO & Corporate Secretary		Its:	President and CEO

EXHIBIT A - LICENSED PATENTS

PATENTS LICENSE AGREEMENT

NO.	COUNTRY		PATENT NO.		EXPIRE DATE
1	ALBANIA		1117363		June 13, 2020
2	AUSTRALIA		781667		June 13, 2020
3	AUSTRIA		1117363		June 13, 2020
4	BELGIUM		1117363		June 13, 2020
5	BRAZIL		PI0006971-0		June 13, 2020
6	BULGARIA	P	-63657		June 13, 2020
7	CANADA		2,345,653		June 13, 2020
8	CHINA		ZL008015732		June 13, 2020
9	CROATIA		P20010242	A	June 13, 2020
10	CYPRUS		1117363		June 13, 2020
11	CZECH		PV2001-1116		June 13, 2020
12	DENMARK		1117363		June 13, 2020
13	FINLAND		1117363		June 13, 2020
14	FRANCE		1117363		June 13, 2020
15	GERMANY		1117363		June 13, 2020
16	GREECE		1117363		June 13, 2020
17	HUNGARY		103981		June 13, 2020
18	INDIA		207367		June 13, 2020
19	IRELAND		1117363		June 13, 2020
20	ISRAEL		142290		June 13, 2020
21	ITALY		1117363		June 13, 2020
22	JAPAN		4154711		June 13, 2020
23	LATVIA		1117363		June 13, 2020
24	LITHUANIA		1117363		June 13, 2020
25	LUXEMBOURG		1117363		June 13, 2020
26	MACEDONIA		1117363		June 13, 2020
27	MEXICO		232187		June 13, 2020
28	MONACO		1117363		June 13, 2020
29	MOROCCO		25234		June 13, 2020
30	NETHERLANDS		1117363		June 13, 2020
31	NEW ZEALAND		510784		June 13, 2020
32	NORWAY		319700		June 13, 2020
33	POLAND		194176		June 13, 2020
34	PORTUGAL		1117363		June 13, 2020
35	ROMANIA		1117363		June 13, 2020
36	RUSSIA		2246925		June 13, 2020
37	SINGAPORE		79867		June 13, 2020
38	SLOVAKIA		PV0437-2001S		June 13, 2020
39	SLOVENIA		1117363		June 13, 2020
40	SOUTH AFRICA		2001/2557		June 13, 2020
41	SOUTH KOREA		10-0716837		June 13, 2020
42	SPAIN		1117363		June 13, 2020
43	SWEDEN		1117363		June 13, 2020
44	SWITZERLAND &LIECHTENSTEIN		1117363		June 13, 2020
45	TURKEY		TR200100914	B	June 13, 2020
46	UKRAINE		2001-032119		June 13, 2020
47	UNITED KINGDOM		1117363		June 13, 2020
48	UNITED STATES OF AMERICA		US 6,685,660	B1	June 13, 2020

PATENTS LICENSE AGREEMENT

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